Page 5 Allianz Technology Allianz SE International B.V.** Netherlands Allianz Foundation Allianz Global for North America California Corporate & Specialty Allianz Finanzbeteiligungs GmbH SE Allianz Europe B.V. Allianz X GmbH Germany 74.78% 25.22% Allianz Finance Germany Corporation Netherlands Delaware Allianz Asset Management GmbH AGCS International Allianz X Holding B.V. .001% North America LLC Allianz Asset Management of Netherlands Delaware 99.999% America Holdings Inc. Allianz Mexico, S.A. Allianz of America, Inc Compania De Seguros Delaware Mexico 20% (Common) 80% (Common) 99.8% 0.1% Managing 100% (Non-Voting 66.7% Member Preferred) 33.3% Allianz Renewable Allianz Life Insurance Allianz Asset Management Allianz Global Risks US Allianz Reinsurance Energy Partners of Insurance Company America, Inc. Company of North America of America LLC America LLC California Minnesota 0.1% Illinois Delaware Delaware Page 2 Page 3 Page 4 Fireman?s Fund Insurance Company Illinois Page 2 100% (Voting Common) Allianz Reinsurance Allianz Renewable Energy Allianz Technology of PFP Holdings, LLC AZOA Services Corporation Management Services, Inc. Partners of America 2 LLC America, Inc. Delaware New York 100% (Non-Delaware Delaware Delaware Voting Preferred) Allianz Capital Partners of Allianz Global Investors U.S. America LLC Holdings LLC Delaware P & C Insurance Company Delaware Life Insurance Company Allianz Global Investors U.S. LLC Delaware 1 ** Various Non-US Intermediaries are not shown As of 12/31/2023 Note: Subsidiary relationships are 100% owned except where indicated

Allianz Global Risks US Insurance Company Illinois Allianz Underwriters Fireman’s Fund Insurance American Insurance Company Automobile Company Insurance Illinois Illinois Company Missouri Fireman’s Fund Indemnity 1739908 Ontario, Inc. Chicago Corporation Canada Insurance New Jersey Company Illinois Allianz Risk AIM Underwriting Ltd. Consulting, LLC Canada California Par Holdings, LTD Allianz Aviation Bermuda Managers, LLC Delaware Allianz Risk Transfer AGCS Marine Insurance (Bermuda) Limited Company Bermuda Illinois Allianz Risk Transfer, Inc. New York EF Solutions LLC Delaware P & C Insurance Company Note: Subsidiary relationships are 100% owned except where indicated 2 As of 12/31/2023

Organization Chart
Allianz Life Insurance Company of North America (Minnesota) AZL PF Allianz Allianz Life Allianz Investment Allianz Strategic Allianz Life Insurance Allianz Life Insurance Investment Financial Services, Yorktown Financial Investments, Management LLC Investments, LLC Company Company Management LLC Companies, Inc. Inc. (Minnesota) (Minnesota) of New York of Missouri (Minnesota) U.S. LLC (Minnesota) (Indiana) (New York) (Missouri) (Minnesota) Dresdner Kleinwort Questar Capital Pfandbriefe Corporation Investments II, Inc. (Minnesota) (Delaware) Allianz Fund Questar Investments,Inc. Agency,Inc. (Delaware) (Minnesota) Life Insurance Company Note: Subsidiary relationships are 100% owned except where indicated 3 As of 12/31/2023

Allianz Asset Management GmbH Allianz of America, Inc. [Munich] [Delaware] PIMCO Europe GmbH [Munich] 0.1% Allianz Asset Management of 99.8% America Holdings Inc. [Delaware] PIMCO Prime Real Estate GmbH Allianz Asset [Munich] Management U.S. Holding II LLC 0.1% Managing [Delaware] Member PIMCO Prime Real Estate Allianz Asset Management of America LLC Asia Pacific Pte. Ltd. [Delaware] [Singapore] 2.4% Units Not Held by Allianz Entities 88.7% PIMCO Prime 8.9% PIMCO Prime Real Estate Real Estate Japan (Shanghai) Co., GK Pacific Investment Management Company LLC Ltd. [Japan] [Shanghai] [Delaware] PIMCO Global Holdings LLC 99% [Delaware] StocksPLUS PIMCO Global PIMCO Prime PIMCO PIMCO Aurora Advisors Management Real Estate LLC 1% 1% 99% Investments Inc. LLC (Luxembourg) [Delaware] LLC [Delaware] [Delaware] S.A. PIMCO PIMCO [Delaware] [Luxembourg] Canada PIMCO Global Advisors LLC Latin America [Delaware] Corp. Administradora de [Nova Carteiras Ltda. Scotia] [Brazil] PIMCO PIMCO PIMCO Global PIMCO Global PGA Global Services PIMCO (Schweiz) Australia PIMCO Asia PIMCO PIMCO PIMCO Asia Advisors Australia Advisors LLC GmbH Management Pte Ltd Japan Ltd Europe Ltd Limited (Resources) Pty Limited [Singapore] (Ireland) [Hong Kong] [Delaware] [Switzerland] Limited [BVI] [UK] LLC [Australia] Limited [Australia] [Delaware] [Ireland] PIMCO Investment PIMCO Taiwan Limited Management (Shanghai) [Taiwan (ROC)] Limited [Shanghai] As of December 31, 2023 Excludes GP entities, funds and other investment vehicles Subsidiary relationships are 100% ow ned except w here indicated 4 As of 12/31/2023

Allianz SE Munich, Germany Allianz Holding France S.A. Paris, France Allianz Europe Ltd. Allianz Europe B.V. Euler Hermes Group Amsterdam, Netherlands Amsterdam, Netherlands Paris, France** A.C.I.F. Allianz Compagnia Italia Finanziamenti S.p.A. Milan, Italy Euler Hermes North America Holding, Inc. Owings Mills, Maryland, United States Allianz Partners S.A.S. Paris, France Page 6 Euler Hermes North America Insurance Company Owings Mills, Maryland, United States Euler Hermes Services North America, LLC Owings Mills, Maryland, United States Euler Hermes Collections North America Company Owings Mills, Maryland, United States Euler Hermes Excess North America Company, LLC Owings Mills, Maryland, United States P & C Insurance Company ** Various Non-US Intermediaries are not shown Note: Subsidiary relationships are 100% owned except where indicated 5 As of 12/31/2023

Allianz SE Munich, Germany 100%* Allianz Partners S.A.S. Paris, France (Branch Office:Germany) 55% AWP P&C S.A. AZGA Service Canada Inc. Paris, France Canada * AZGA Insurance Agency Selectcare Worldwide AWP USA Inc. District of Columbia, USA Canada, Ltd. Corporation Canada Canada Jefferson Insurance Company AGA Service Company New York, USA Virginia, USA P & C Insurance Company * Allianz Partners participations ~ 100% . Note: Various Non-US Intermediaries are not shown Note: Subsidiary relationships are 100% owned except where indicated 6 As of 12/31/2023